Exhibit 99.1

NEWS RELEASE

Kosmos Energy COMPLETES ACQUISITION OF DEEP GULF ENERGY

DALLAS, Texas, September 17, 2018 – Kosmos Energy (NYSE/LSE: KOS) announced today that it has completed the previously announced acquisition of Deep Gulf Energy (“DGE”)1, a leading deepwater company operating in the Gulf of Mexico. By acquiring DGE, Kosmos adds to its deepwater Atlantic Margin portfolio an established business with attractive assets and a strong record of growing production and reserves through infrastructure-led exploration. This immediately accretive acquisition enhances the scale of the company and is expected to generate significant free cash flow, enabling Kosmos to return cash to shareholders through a dividend, beginning in the first quarter of 2019.

Note:

1.	Includes Deep Gulf Energy LP, Deep Gulf Energy II, LLC, Deep Gulf Energy III, LLC, and related entities (collectively “DGE”)

About Kosmos Energy

Kosmos is a well-capitalized, pure play deepwater oil and gas company with growing production, a pipeline of development opportunities and a balanced exploration portfolio along the Atlantic Margins. Our assets include growing production offshore Ghana, Equatorial Guinea, and in the U.S. Gulf of Mexico, a competitively positioned Tortue gas project in Mauritania and Senegal, and a sustainable exploration program balanced between proven basins (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire and Sao Tome and Principe). As an ethical and transparent company, Kosmos is committed to doing things the right way. The company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2017 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jamie Buckland

+44 (0) 203 954 2831

jbuckland@kosmosenergy.com

Rhys Williams

+1-214-445-9693

rwilliams@kosmosenergy.com

Media Relations

Thomas Golembeski

+1-214-445-9674

tgolembeski@kosmosenergy.com